UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

Pet DRx Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

215 Centerview Drive
Suite 360
Brentwood, TN  37027
(Address of principal executive offices)

(408) 236-7428
(Registrant’s telephone number, including area code)

560 South Winchester Boulevard
Suite 500
San Jose, CA 95128
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement

Pet DRx Corporation (f/k/a Echo Healthcare Acquisition Corp. and referred to herein as the “Company”) has entered into an escrow agreement (the “Escrow Agreement”), dated as of February 12, 2008, with JP Morgan Chase Bank, National Association, as escrow agent, and the stockholder representatives acting on behalf of the former stockholders of XLNT Veterinary Care, Inc. (“XLNT”).  The Escrow Agreement was executed in connection with the merger (the “Merger”) of Pet DRx Acquisition Company, a wholly-owned subsidiary of the Company (“Merger Sub”), with and into XLNT pursuant to the Second Amended and Restated Agreement and Plan of Merger by and among the Company, Merger Sub and XLNT, dated as of October 23, 2007 (the “Merger Agreement”).  The closing of the Merger occurred on January 4, 2008 and was previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 7, 2008 and January 10, 2008.  Pursuant to the Escrow Agreement, the Company has placed approximately 1.6 million shares of the Company’s common stock into escrow to satisfy any indemnification claims that may be asserted by the Company pursuant to the Merger Agreement.  On the earlier of the date that is (i) 90 calendar days following the receipt by the Company of the final results of the audit of the Company’s consolidated operations for the year ended December 31, 2007 and (ii) the 18 month anniversary of the closing date, pursuant to the terms of the Escrow Agreement, any shares of the Company’s common stock remaining in the escrow account will be released, pro rata, to the persons who held shares of XLNT common stock immediately prior to the effective time of the Merger less any shares which represent the estimated value of any then pending claims for indemnification.  A copy of the Escrow Agreement is attached to this Report as Exhibit 10.1, and is incorporated by reference herein.

Under the terms of the Merger Agreement, the Company has entered into a registration rights agreement, dated as of February 12, 2008, with former affiliates of XLNT and the founders of the Company (the “Registration Rights Agreement”), pursuant to which the Company has agreed to register its common stock held by such persons for resale under the Securities Act of 1933, as amended, under the terms and conditions set forth in such agreement.  A copy of the Registration Rights Agreement is attached to this Report as Exhibit 10.2, and is incorporated by reference herein.

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

                On February 7, 2008 the Audit Committee of the board of directors of the Company, pursuant to authority delegated to it by the board of directors of the Company, adopted a new Code of Business Conduct and Ethics which governs the conduct of all directors, executive officers and employees of the Company.  This code replaces the code previously adopted prior to the closing of the Merger when the Company was a special purpose acquisition company.  The Code of Business Conduct and Ethics is attached to this Report as Exhibit 5.1 and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

                The Company intends to meet with investors to discuss the Company’s business and operations, and has prepared an updated investor presentation to be used in such meetings.  A copy of the updated presentation to be used in these meetings is furnished as Exhibit 99.1 to this report.

        On February 12, 2008 the Company issued a press release announcing that members of its management team would present at the Roth 20th Annual OC Growth Stock Conference on Wednesday, February 20, scheduled for 8:30 a.m. Pacific Time at the Ritz-Carlton in Laguna Niguel, California.  A copy of the press release is attached to this Report as Exhibit 99.2, and is incorporated by reference herein.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

d)	Exhibits

Exhibit 5.1	Pet DRx Corporation Code of Business Conduct and Ethics, as adopted on February 7, 2008.

Exhibit 10.1
Escrow Agreement dated as of February 12, 2008 by and among the Company, the stockholder representatives acting on behalf of the former stockholders of XLNT Veterinary Care, Inc., and JP Morgan Chase Bank, National Association, as Escrow Agent.

Exhibit 10.2
Registration Rights Agreement dated as of February 12, 2008 by and among the Company, the founders of the Company, as listed on the signature pages thereof, and former affiliates of XLNT Veterinary Care, Inc., as listed on the signature pages thereof.

Exhibit 99.1	Pet DRx Investor Presentation.

Exhibit 99.2	Press Release, dated February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET DRx CORPORATION (Registrant)

By:	/s/ George Villasana
Name: George Villasana
Title: Secretary

Date: February 12, 2008